SECURITIES AND EXCHANGE COMMISSION

                                  Washington, D.C. 20549



                                         FORM 8-K



                                      CURRENT REPORT
          Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934



             Date of Report (Date of earliest event reported) August 31, 1995



                                   Rentrak Corporation
                  (Exact Name of Registrant as Specified in its Charter)



           Oregon                     0-15159                 93-0780536
       (State or Other           (Commission File          (I.R.S. Employer
      Jurisdiction of                Number)             Identification No.)
       Incorporation)


              7227 N.E. 55th Avenue,
                 Portland,  Oregon                                   97218
          (Address of Principal Executive                          (Zip Code)
                     Offices)


                                 (503) 284-7581
              (Registrant's Telephone Number, Including Area Code)


                                      N/A
         (Former Name or Former Address, if Changed Since Last Report)





Item 2.  Acquisition or Disposition of Certain Assets

The Asset Purchase Agreement. On August 31, 1995, Rentrak Corporation (the "Company") acquired certain assets constituting the retail video business of Supercenter Entertainment Corporation ("SCE") pursuant to an Asset Purchase Agreement (the "Agreement") by and among the Company, SCE and Jack Silverman, the principal shareholder of SCE (the "Shareholder"). A copy of the Agreement was previously filed as Exhibit 1 to the Company's Form 8-K dated August 25, 1995 (the "August Form 8-K").

The Supercenter Video Retail Business. SCE's retail video business operates 45 video rental and sale stores inside Wal-Mart stores and 25 video rental and sale stores inside Kmart stores. Annual revenues of the business are approximately $10 million. As a result of its rapid expansion during the past year, the supercenter operations have been unprofitable to date.

Entertainment One, Inc., which is 57% owned by the Company, currently operates 51 video rental and sale stores inside Wal-Mart SuperCenters. Upon the consummation of the acquisition, the Company and Entertainment One, Inc. became the sole video rental vendor in Wal-Mart stores with 96 stores, and the largest video rental vendor in Kmart stores. The Company has announced that it is committed to further the expansion of the "store within a store" concept, and has committed to Wal-Mart to open an additional 33 stores in 1995.

Consideration. At the August 31, 1995 closing of the Agreement (the "Closing") the Company issued 878,000 shares of Common Stock of the Company (the "Purchase Shares") as consideration for the acquisition. The Agreement initially provided for the issuance of 890,000 shares of Common Stock and the cash reimbursement to Rentrak by SCE for certain accrued vacation, computer and lease related expenses. Prior to Closing, the parties agreed to reduce the number of shares of Common Stock by 12,000 in lieu of such cash reimbursement. As a result, at the Closing, the Company issued 878,000 shares of Common Stock. Of such shares, 600,000 were issued to the Shareholder and the remaining 278,000 shares were issued to eight other SCE shareholders and employees.

Registration Rights. The Company has agreed to file on or before December 31, 1995 a registration statement covering the Purchase Shares, and to use its best efforts to keep such registration statement effective for at least two years from the effective date of the registration statement. The Company will pay all expenses in connection with such registration statements, other than certain underwriting discounts and commissions and fees of counsel for the Shareholder and SCE.

Indemnification. The Agreement contains certain representations and warranties of, and certain covenants by, the Shareholder and SCE, and certain representations and warranties of, and certain covenants by, the Company. Pursuant to the Agreement, the representations and warranties of the Shareholder, SCE and the Company generally will survive the Closing through December 31, 1996. Pursuant to the Agreement, the Shareholder and SCE have agreed to indemnify the Company, and the Company has agreed to indemnify the Shareholder and SCE, for damages arising out of or resulting from, among other things, misrepresentations or breaches of warranty contained in the Agreement, breaches of covenants contained in the Agreement, or certain acts or omissions in connection with the sale of Purchase Shares issued pursuant to the


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Agreement.  The parties' indemnification rights are subject to certain limitations set forth in the Agreement.

Other Agreements. In connection with the consummation of the Agreement, the Company, the Shareholder and SCE have entered into certain other agreements.

a) Non-Compete and Confidentiality Agreement. The Shareholder and SCE have entered into a Non-Compete and Confidentiality Agreement pursuant to which the Shareholder and SCE agreed, among other things, not to compete with, and to maintain the confidentiality of information with respect to, the Business
(as defined therein) for five years following the Closing.   "Business" is
defined to generally include the operation of videocassette, game and related media retail outlets or wholesale distribution operations, the development and distribution of point of sale computer systems and the operation or franchising of retail licensed sports apparel stores. The form of Non-Compete and Confidentiality Agreement was filed with the August 8-K as Exhibit B to the Agreement.

b) Voting Agreement. The Shareholder and SCE have entered into a Voting Agreement pursuant to which the Shareholder and SCE agreed, among other things, to vote all of their shares of Common Stock in accordance with the recommendations of the Company's Board of Directors on any and all matters on which holders of Common Stock are entitled to vote, including, but not limited to, the election of members of the Board of Directors of the Company. The Voting Agreement will continue in effect for the earlier of (i) five years after Closing or (ii) with respect to the shares of Common Stock which are sold to a party other than the Shareholder or an affiliate of the Shareholder (including his children), the date of such sale of such Common Stock. The form of Voting Agreement was filed with the August 8-K as Exhibit F to the Agreement.

Source of Consideration. All 878,000 shares of Common Stock issued pursuant to the Agreement were newly issued shares.

Material Relationships. Other than the Agreement and the transactions contemplated thereby, there are no material relationships between the Company or any of its affiliates or any director or officer of the Company, or any associate of any such director or officer, on the one hand; and SCE or the Shareholder or any of their respective affiliates, on the other hand.



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Item 7.  Financial Statements and Exhibits

(a)  Financial Statements for Businesses Acquired

It is impracticable for the Company to provide the required financial statements pertaining to SCE at the time of filing this Current Report on Form 8-K. The required financial statements will be filed as soon as they are available, but in any event no later than the 60-day time period required pursuant to Item 7 of Form 8-K.


(b)  Pro Forma Financial Information

It is impracticable for the Company to provide the required pro forma financial information at the time of filing this Current Report on Form 8-K. The required financial statements will be filed as soon they are available, but in any event no later than the 60-day time period required pursuant to Item 7 of Form 8-K.



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   SIGNATURES


Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

                                             RENTRAK CORPORATION
                                             (Registrant)




   Date:  September 15, 1995                 By: /s/ F. Kim Cox
                                             Name: F. Kim Cox
                                             Title: Secretary




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